Exhibit 32.2
Certification of CFO Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the report of Heckmann Corporation (the “Company”) on Form 10-K for the period ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof, Richard J. Heckmann hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:
(1)	The report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: March 28, 2008

By: Name: Title:	/s/ Richard J. Heckmann Richard J. Heckmann Chief Financial Officer
This certification accompanies this report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to liability pursuant to that section. The certification shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.
A signed original of this written statement required by Section 906 has been provided to the Secretary of the Company and will be retained by the Office of General Counsel of the Company and furnished to the Securities and Exchange Commission or its staff upon request.